Exhibit 10.3

FIRST AMENDMENT TO TERM NOTE

THIS FIRST AMENDMENT TO TERM NOTE (this “Agreement”) is made as of August 4, 2011, by SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

A. The Borrower issued its $4,300,000 Term Note dated August 7, 2008 (as amended, restated, modified, substituted, extended and renewed from time to time, the “Term Note”) to the order and the Lender.

B. The Borrower has requested that enter into an amendment and restatement of the Loan Agreement (as that term is defined in the Term Note).

C. The Lender is willing to agree to the Borrower’s request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2. References in Term Note to the “Loan Agreement” include, without limitation, the Amended and Restated Loan and Security Agreement dated the same date as this Agreement, as such Amended and Restated Loan and Security Agreement may be as amended, restated, modified, substituted, extended and renewed from time to time.

3. The Term Note is hereby amended to provide that the Term Note shall be governed and controlled by the internal laws of the Commonwealth of Pennsylvania as to interpretation, enforcement, validity, construction, effect, and in all other respects, including without limitation, the legality of the interest rate and other charges. The foregoing replaces the similar provisions of the Term Note with respect to the laws of the State of Illinois.

4. To induce the Lender to enter into make the Amended and Restated Loan and Security Agreement, the Borrower (i) irrevocably agrees that, subject to Lender’s sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Philadelphia, Pennsylvania; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. The Lender and the Borrower that the foregoing replaces the similar provisions of the Term Note with respect to the City of Chicago, Illinois.

5. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Term Note, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations under the Term Note.

6. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the Commonwealth of Pennsylvania.

7. This Agreement is one of the Loan Documents (as that term is defined in the Loan Agreement).

Signatures begin on the following page.

Borrower Signature page to

FIRST AMENDMENT TO TERM NOTE

IN WITNESS WHEREOF, the Borrower has executed this Agreement as of the date and year first written above.

SRI/SURGICAL EXPRESS, INC.

By	/s/ Gerald Woodard
Title	CEO

and

By	/s/ Mark R. Faris
Title	CFO

Lender Signature page to

FIRST AMENDMENT TO TERM NOTE

IN WITNESS WHEREOF, the Borrower has executed this Agreement as of the date and year first written above.

BANK OF AMERICA, N.A.

By:	/s/ Vickie L. Tillman
Vickie L. Tillman
Senior Vice President